Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. (the “Corporation”) desire to authorize Anthony C. Weagley to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, including any and all amendments to such report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 14th day of March, 2008.

/s/ ALEXANDER BOL	/s/ HUGO BARTH, III
Alexander A. Bol	Hugo Barth, III
Director and Chairman of the Board	Director

/s/ BRENDA CURTIS	/s/ JOHN DeLANEY
Brenda Curtis	John DeLaney
Director	Director

/s/ JAMES J. KENNEDY	/s/ PAUL LOMAKIN, JR.
James J. Kennedy	Paul Lomakin, Jr.
Director	Director

/s/ LAWRENCE B. SEIDMAN	/s/ HERBERT SCHILLER
Lawrence B. Seidman	Herbert Schiller
Director	Director

/s/ HAROLD SCHECHTER	/s/ WILLIAM THOMPSON
Harold Schechter	William Thompson
Director	Director

/s/ RAYMOND VANARIA
Raymond Vanaria
Director

/s/ ANTHONY C. WEAGLEY
Anthony C. Weagley
President & Chief Financial Officer (Chief Accounting and Financial Officer)